Exhibit 10.8

NEUTRAL TANDEM, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 26, 2003, is entered into by and among Neutral Tandem, Inc., a Delaware corporation (the “Company”), and the parties whose names are listed on Exhibit A hereto (the “Investors”). Certain capitalized terms used herein are defined in Section 10 of this Agreement.

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell to the Investors, certain shares of the Company’s Series A Preferred;

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Authorization and Sale of Shares.

Section 1.1 Authorization. The Company has duly authorized, and taken all such corporate and other action as is necessary for (i) the issuance, sale, and delivery, pursuant to the terms of this Agreement, of up to 9,000,000 shares of its Series A Preferred (the “Series A Shares”) and (ii) the issuance of the Conversion Shares. The Company shall adopt and file with the Secretary of State of the State of Delaware at or before the Initial Closing the Restated Charter in the form attached hereto as Exhibit B.

Section 1.2 Sale of Series A Shares.

(a) Initial Closing. Subject to the terms and conditions of this Agreement, at the Initial Closing the Company will sell and issue to each Investor, and each Investor agrees, severally and not jointly, to purchase, the number of Series A Shares as specified on Exhibit A hereto in consideration of the payment by such Investor of the purchase price as specified on Exhibit A hereto.

(b) Subsequent Closings. The Company may, either at the Initial Closing or at any time prior to 90 days following the Initial Closing, in one or more subsequent closings, without obtaining the signature, consent or permission of any of the Investors, offer and sell to other investors as may be approved by the Board of Directors of the Company in the exercise of its reasonable judgment, at a price of $1.00 per share, up to that number of shares (“Additional Shares”) of Series A Preferred that is equal to 9,000,000 shares of Series A Preferred less then number of shares of Series A Preferred actually issued and sold by the Company at the Initial Closing. All such purchases of Series A Preferred shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the representations and warranties by the Company as set forth in Section 3. At each such subsequent closing, (i) the Company and each new purchaser shall execute and deliver an instrument of joinder hereto, whereupon such new purchaser shall become an “Investor” hereunder and the Series A Preferred purchased by such new purchaser shall be deemed to be “Series A Shares” for purposes of this Agreement, and (ii) the Company shall cause Exhibit A hereto to be amended to reflect the purchases made at each such subsequent closing. In the event any Additional Shares have not been subscribed for at the end of such 90-day period, any Investor may, but shall have no obligation to, purchase any or all of such Additional Shares within 10 days thereafter on a pro rata basis or upon such other basis as may be agreed by the Investors.

Section 1.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Series A Shares at the Initial Closing to fund the initial rollout of the Company’s business in the Chicago, IL metropolitan area, the Company’s organizational expenses, including those associated with the transactions contemplated by this Agreement, and the Company’s general working capital needs.

Section 2. Closing.

Section 2.1 General. The Initial Closing shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, at 10:00 a.m. on the date hereof. Any subsequent closing to be held pursuant to Section 1.2(b) hereof shall take place by mail or at such locations and times as may be reasonably designated by the Company.

Section 2.2 Deliveries at Closing. At each Closing, the Company shall deliver to each Investor a certificate or certificates representing the number of Series A Shares being purchased by such Investor at such Closing, registered in the name of such Investor, against payment to the Company of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company or by cancellation of outstanding indebtedness. In addition, at each Closing, the Company shall deliver to any Investor choosing to pay any part of the purchase price of the Series A Shares by cancellation of outstanding indebtedness, a check in the amount of any interest accrued on such indebtedness through such Closing.

Section 3. Representations of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule:

Section 3.1 Organization; Standing. The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to conduct its business as presently conducted or is currently proposed to be conducted by it and to enter into and perform this Agreement and the Related Agreements, and to carry out the transactions contemplated hereby. The Company is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification or license, except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company as of the date hereof (after giving effect to the filing of the Restated Charter but not to the issuance and sale of the Series A Shares to be sold hereunder) consists of: 20,000,000 shares of Common Stock, of which 4,918,320 shares are issued and outstanding, and 9,000,100 shares of Preferred Stock, of which 100 shares have been designated Series X Preferred, all of which shares are issued and outstanding, and of which 9,000,000 shares have been designated Series A Preferred, of which no shares are issued and outstanding. The rights, privileges and preferences of the Series A Preferred and the Series X Preferred are as stated in the Restated Charter.

(b) All shares of Common Stock and, subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, Preferred Stock, outstanding as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with an exemption from the registration and qualification provisions of the Securities Act, and all relevant state securities laws. A true and complete list of the holders of all issued and outstanding equity securities of the Company on the date hereof, including the number of securities owned by each such holder, is set forth on Section 3.2 of the Disclosure Schedule attached hereto.

(c) The Company has authorized (i) 1,600,000 shares of Common Stock for issuance pursuant to the Company’s 2003 Stock Option and Stock Incentive Plan, all of which shares remain available for future issuance to employees, directors, officers, consultants and advisors of the Company, pursuant to stock purchases or stock options to be approved by the Board of Directors, and (ii) 481,680 shares of Common Stock for issuance pursuant to stock purchases, options, or restricted stock purchases, all of which shares remain available for future issuance to employees, directors, officers, stockholders and advisors of the Company designated by the directors elected by the holders of Common Stock pursuant to stock purchases, options or restricted stock purchases approved by the Board of Directors. The Company has not granted any warrants or any other securities convertible or exchangeable for shares of its capital stock.

(d) Except as set forth in the Related Agreements, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company or any subsidiary of the Company. Except as set forth in the Related Agreements, there are no outstanding options, warrants or other rights (including conversion rights), commitments or arrangements, written or oral, to which the Company or any subsidiary of the Company is a party or by which either is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company or any subsidiary of the Company, or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock or other securities of the Company or any subsidiary of the Company. Except as set forth in the Related Agreements, there are no voting agreements or similar arrangements among the shareholders or by a director of the Company.

(e) Except as set forth on Section 3.2 of the Disclosure Schedule, all outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are (or as of the Initial Closing will be) subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 10 of the Registration Rights Agreement.

(f) Section 3.2 of the Disclosure Schedule sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any Affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal and rights of repurchase applicable to each such security. Except as set forth on Section 3.2 of the Disclosure Schedule, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

Section 3.3 Issuance of Series A Shares. The issuance, sale and delivery of the Series A Shares have been duly authorized by all necessary corporate action on the part of the Company, including its Board of Directors and its shareholders. The Series A Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares (which have been validly reserved for issuance), when issued and delivered upon conversion of the Series A Shares in accordance with their terms, will be validly issued, fully paid and nonassessable and shall be free and clear of any liens, encumbrances, security interests, charges or restrictions or preemptive or other similar rights except for those set forth in the Related Agreements.

Section 3.4 Due Authorization; No Conflict; Enforceability.

(a) The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action and (ii) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, or result in the creation or imposition of any lien upon any property or assets of the Company pursuant to the terms of, the Company’s Restated Charter or By-laws (each as amended and restated to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or violate, conflict with or constitute, with or without the passage of time, and giving of notice, a default under any decree, judgment, writ, order, statute, rule, regulation or other provision of law applicable to the Company, or result in the imposition of a lien on any of the assets of the Company.

(b) This Agreement, and each of the Related Agreements, when duly executed and delivered by the Company, will each constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to equitable defenses and the discretion of the court before which the proceedings may be brought, and (iii) the enforceability of the provisions in this Agreement or in the Related Agreements relating to indemnification may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

Section 3.5 Registration Rights. There are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company, except for those set forth in the Related Agreements.

Section 3.6 Governmental Consents. Assuming the accuracy of the representations of each Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the Related Agreements or the offer, issuance, sale and delivery of the Series A Shares as contemplated by this Agreement, except those that are required or permitted to be filed following the issuance of the Series

A Shares or those as to which the failure to be made or obtained would not reasonably be expected to result in a Material Adverse Effect. Based in part on, and assuming the accuracy of, the representations made by each Investor in Section 4 of this Agreement, the offer and sale of the Series A Shares to each Investor by the Company in accordance with the terms and conditions of, and as contemplated by, this Agreement will not require registration of the Series A Shares under the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Section 3.7 Litigation. There is not now pending, and to the knowledge of the Company there is not threatened, any litigation, action, suit, investigation or proceeding to which the Company is or will be a party (or, as applicable, to the knowledge of the Company, any of its officers or employees in their capacities as such is or will be a party) in or before or by any court or governmental or regulatory agency or body which is reasonably likely to have a Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for the foregoing. In addition to the foregoing, to the knowledge of the Company there is no judgment, decree, writ, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

Section 3.8 Compliance with Law. The Company is in compliance with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business except for failures to comply which are not, taken in the aggregate, reasonably likely to have a Material Adverse Effect.

Section 3.9 Compliance with Other Instruments. The Company (i) is not in violation or default of any provision of its Restated Charter or Bylaws (each as amended and restated to date), (ii) is not in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, and (iii) to its knowledge, has not performed any act, the occurrence of which would result in the Company’s loss of any right granted to it under any agreement to which it is a party, except in each case (other than (i) above) for violations, defaults or nonperformance that, taken in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.10 Contracts and Commitments.

(a) Set forth on Section 3.10 of the Disclosure Schedule is a list of the agreements, understandings, instruments, contracts, proposed transactions, judgment, orders, writs or decrees to which the Company is subject or by which the Company is bound that may involve payments (contingent or otherwise) to or from the Company in excess of $5,000.

(b) Except as set forth on Section 3.10 of the Disclosure Schedule or for agreements explicitly contemplated hereby and by the Related Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any Affiliate thereof.

(c) Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of

$25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (a) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

Section 3.11 Conflicting Agreements. To the Company’s knowledge, no officer or other employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including confidentiality or noncompetition restrictions) in connection with any previous or current employment of any such person, which is reasonably likely to have a Material Adverse Effect.

Section 3.12 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which is reasonably likely to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is currently planned to be conducted.

Section 3.13 Tax Returns and Payments. The Company has filed all material tax returns and related reports or appropriate extension requests that it has been required by law to file through the Initial Closing Date. These returns and reports are true and correct in all material respects. The Company has paid all material taxes and other assessments due, except those that are being contested in good faith. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since September 30, 2003, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

Section 3.14 Title to Property and Assets. The Company does not own any real property. The Company owns its property and assets free and clear of all liens and encumbrances, except such liens and encumbrances (including liens for taxes not yet due and payable) that arise in the ordinary course of business and are not reasonably likely to have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases (except for instances of noncompliance that, when taken together, are not reasonably likely to have a Material Adverse Effect) and, to its knowledge, holds a valid leasehold interest free of any liens or encumbrances (except for liens or encumbrances that, when taken together, are not reasonably likely to have a Material Adverse Effect). The Company owns, leases or has a right to use all such properties as are reasonably necessary to its operations as now conducted.

Section 3.15 Intellectual Property Rights.

(a) Section 3.15 of the Disclosure Schedule contains an accurate and complete listing setting forth (i) all issued or registered Trademarks, Copyrights and Mask Works, and all issued or pending Patents that are owned by the Company and (ii) all Licenses to which the Company is a party (other than “shrink-wrap” software and databases licensed to the Company under non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties’ businesses that are not and will not materially effect the development of any product, service or intellectual property offering of the Company), and such listing accurately states, as to each such License, whether the Company is the licensee or licensor.

(b) The Company is not under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any Intellectual Property used in or necessary for its business as currently conducted. None of the Intellectual Property owned by the Company, or to the Company’s knowledge, licensed to the Company is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. There is no complaint, action, suit, proceeding, hearing, investigation or demand pending or, to the Company’s knowledge, threatened, which challenges the legality, validity, enforceability, or the Company’s use or ownership of any of the Intellectual Property owned by the Company or, to the Company’s knowledge, licensed to the Company. The Company has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to any Intellectual Property, except as may be contained within agreements for the sale of the Company’s products or services in the ordinary course or the Licenses.

(c) No material breach or material default (or event which with notice or lapse of time or both would result in a material event of default) by the Company exists or has occurred under any License or other agreement pursuant to which the Company uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default), result in a forfeiture under, or constitute a basis for termination of any such License or other agreement.

(d) The Company owns or has the right to use all items of Intellectual Property set forth on Section 3.15 of the Disclosure Schedule and owns or has the right to use all items of Intellectual Property necessary to provide, produce, use, sell and license the services and products currently provided, produced, used, sold and licensed by the Company and to conduct the business of the Company as presently conducted (except in all cases for items of Intellectual Property the failure of which to own or have the right to use is not, when taken together, reasonably likely to have a Material Adverse Effect), free and clear of all liens and encumbrances other than those set forth in the Licenses; provided, however, that the Company makes no warranty with respect to infringement of intellectual property rights of third parties except as expressly provided in Section 3.15(e) below. The Company currently believes that it can obtain the ownership of or right to use all items of Intellectual Property necessary to conduct the business of the Company as currently proposed to be conducted (except for those the failure of which to own or obtain the right to use is not, when taken together, reasonably likely to have a Material Adverse Effect).

(e) To the Company’s knowledge, with respect to Patents and Trademarks, the present and presently contemplated conduct of the Company’s business, the Intellectual Property owned or used by the Company, and the products or services produced, sold or licensed by or under development by the Company do not infringe any Intellectual Property rights or any other proprietary right of any person or give rise to any obligations to any person as a result of co-authorship, co-inventorship, or an express or implied contract for any use or transfer. The Company has received no notice and has no knowledge of any allegations or threats that the Company’s use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party, and to the Company’s knowledge, no basis exists for any such allegations or threats.

(f) The Company has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of any present, impending or threatened infringement by any other person of any Intellectual Property of the Company or any Intellectual Property that the Company has the right to use.

(g) None of the Company’s present products (or those under development) or services incorporate, are based upon or are derived or adapted from, any Intellectual Property of any other person in material violation of any statutory or other legal obligation or any agreement to which the Company is a party or by which it is bound.

(h) All of the Company’s Patents, Trademarks and Copyrights, if any, that are material to the present or presently contemplated conduct of the business of the Company issued by, registered with or filed with the United States Patent & Trademark Office or Register of Copyrights or the corresponding offices of other countries have been so duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in all material respects in accordance with all applicable provisions of law and administrative regulations, and the Company is the record owner thereof. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property, and, to the Company’s knowledge, there has been no act or omission by the Company, the result of which would be to materially impair the rights of the Company to apply for or enforce appropriate legal protection of such Intellectual Property.

(i) No former employees, officers, directors or independent contractors of the Company have asserted in writing any, or, to the Company’s knowledge, have any, valid claim or valid right to any of the Company’s Intellectual Property used in or necessary for the conduct of the Company’s business as now conducted or as currently proposed to be conducted. To the Company’s knowledge, no employee, officer, agent or director of the Company is a party to or otherwise bound by any agreement with or obligated to any other person (including, any former employer) which conflicts with any obligation or commitment of such employee to the Company under any agreement to which he or she is a party. Except as set forth in Section 3.15 of the Disclosure Schedule, each present and former employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form attached hereto.

(j) The Company has taken reasonable steps in accordance with normal industry practice to preserve and maintain, reasonably complete notes and records (including, without limitation, drawings, flow-charts and prototypes) relating to its know-how, inventions, processes, procedures, drawings, specifications, designs, plans, written proposals, technical data, works of authorship and other proprietary technical information, sufficient to cause such proprietary information to be readily identified, understood and available.

Section 3.16 Licensing or Marketing Rights. The Company has not granted rights to license, manufacture, produce, assemble, market or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, assemble, distribute, market or sell its products.

Section 3.17 Related-Party Transactions. Except as set forth on Section 3.17 of the Disclosure Schedule, to the Company’s knowledge, no employee, officer or director of the Company or member of his or her immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

Section 3.18 Employee Benefit Plans. The Company does not have an Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

Section 3.19 Real Property Holding Corporation. The Company is not currently, and never has been, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.897-2(b). The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

Section 3.20 Subsidiaries. Except as set forth on Section 3.20 of the Disclosure Schedule, the Company does not have any investment or other ownership interest in any Subsidiary and the Company is not a participant in any joint venture, partnership or other non-corporate enterprise.

Section 3.21 Corporate Documents; Minute Book. The minute book of the Company provided to the Investors contains a complete summary of all meetings (or written consents without a meeting) of the Board of Directors and stockholders since the Company’s date of incorporation, and accurately reflects (in all material respects) all actions by the Board of Directors and stockholders with respect to all transactions referred to in such minutes.

Section 3.22 Financial Statements; Adverse Change. The Company has furnished to each Investor a complete and correct copy of the unaudited balance sheet and income statement (“Financial Statements”) of the Company as at and for the nine-month period ended September 30, 2003 (the “Balance Sheet Date”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition of the Company as of the dates, and for the periods, indicated therein. Since the Balance Sheet Date, except as set forth on Section 3.22 of the Disclosure Schedule, there has occurred no event or events that, individually or in the aggregate, have caused a Material Adverse Effect, and the Company has not (i) declared any dividend or other distribution on any shares of its capital stock; (ii) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers or affiliates, or to employees (other than, with respect to employees only, in the ordinary course of business); or (iii) entered into any material contractual obligation, or entered into or performed any other material transaction, not in the ordinary course of business and consistent with past practice.

Section 3.23 Employee Relations. The Company is in compliance in all material respect with all federal, state and municipal laws respecting employment and employment practices. The Company is not a party to, nor to the knowledge of the Company is threatened with, any litigation, action, suit or proceeding by any current or former employee, including without limitation in respect of deferred salary, benefits or severance. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect on the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other similar employee compensation agreement.

Section 3.24 Brokers. The Company has retained no finder or broker in connection with the transactions contemplated by this Agreement. The Company is not nor will be obligated for any finders’ fee or commission in connection with this transaction.

Section 3.25 Disclosure. The Company has provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, the Related Agreements nor any schedule or exhibit hereto or thereto, when read together as a whole, contains any material misstatement of fact, or omits to state any material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

Section 3.26 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

Section 3.27 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

Section 3.28 Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by the Investors), the Restated Charter and By-laws of the Company are in the form previously provided to special counsel for the Investors.

Section 4. Representations of the Investors. Each Investor, severally and not jointly, represents and warrants to the Company as follows:

Section 4.1 Investment.

(a) Such Investor is acquiring the Series A Shares, and will acquire the Conversion Shares upon conversion thereof, for its own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

(b) Such Investor understands that the Series A Shares and the Conversion Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, (i) the bona fide nature of its investment intent as expressed herein, (ii) the fact that no distribution or public offering of the Series A Preferred or the Conversion Shares (together, the “Company Securities”) is to be effected, except in compliance with applicable securities laws, (iii) each Investor being a sophisticated investor that has carefully considered and evaluated the risks and benefits of an investment in the Company Securities, and (iv) the representations and warranties made by each Investor in this Section 4 with respect to its investment in the Company Securities. Such Investor understands that the Series A Shares it is purchasing (and the Conversion Shares) are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Company Securities may be resold without registration under the Securities Act only in certain limited circumstances; in this connection, such Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) Such Investor’s representations contained herein shall not preclude or restrict the transfer of any of the Series A Shares or Conversion Shares by such Investor, provided that such transfer is made in compliance with federal and state securities laws and in accordance with the terms of the Company’s Restated Charter (as it may be amended and restated from time to time) and the Stockholders’ Agreement.

(d) Such Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the transaction in which the Company Securities will be issued to it and has been given the opportunity to obtain any additional information which it deemed necessary to verify the accuracy of the information supplied to it. Such Investor has been furnished with all such requested information and all questions asked by it have been answered to its satisfaction. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

(e) The representations, warranties, covenants and agreements set forth herein also shall include any securities into which any of the Company Securities may be converted, subdivided, or split-up, including without limitation as a result of a reclassification or recapitalization of the Company, and all securities of the Company distributed in connection with a share dividend on the Company Securities.

Section 4.2 Securities Law Compliance. Such Investor is an “accredited investor” within the meaning of Rule 501 (a) of Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in financial and business matters, including investing in companies similar to the Company, so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

Section 4.3 Legends. Each Investor acknowledges and agrees that until such time as it is no longer required under the Securities Act and the rules and regulations thereunder, the certificates representing the Series A Shares owned by the Investor and its transferees, if applicable, shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION REGULATING THE SALE OF SECURITIES, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS AND SPECIAL AND RELATIVE RIGHTS OF THE SHARES OF EACH OF WHICH ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION.

Section 4.4 Due Authorization; Enforceability.

(a) Such Investor has the requisite right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. To the extent such Investor is a corporation, partnership, trust or other entity, Investor also represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

(b) This Agreement, and each of the Related Agreements and other documents contemplated thereby, when duly executed and delivered by such Investor will each constitute the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to equitable defenses and the discretion of the court before which the proceedings may be brought, and (iii) the enforceability of the provisions in this Agreement or in the Related Agreements relating to indemnification may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

Section 5. Conditions to the Obligations of the Investors at the Initial Closing. The obligation of each Investor to purchase Series A Shares at the Initial Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions:

Section 5.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects on and as of the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of that date.

Section 5.2 Performance. The Company shall have performed and complied with all covenants, agreements and conditions contained herein to be performed or complied with by the Company prior to or at the Initial Closing.

Section 5.3 No Litigation. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of the Investors or the Company threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

Section 5.4 Adverse Change. Since the Balance Sheet Date, there shall have been no change in the business, affairs, properties, operations, assets or condition, financial or otherwise, of the Company which is reasonably likely to have a Material Adverse Effect.

Section 5.5 Certificates and Documents. The Company shall have delivered to the Investors a certificate of the Secretary of the Company, dated as of the Initial Closing Date, relating to: (i) the Restated Charter (as amended and restated to date); (ii) certificates, as of a recent date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, and as to the corporate good standing and qualification as a foreign corporation of the Company issued by the Secretary of State of each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification; (iii) the By-laws of the Company (as amended and restated to date); and (iv) resolutions of the Board of Directors and stockholders (if required) of the Company, authorizing and approving all matters in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby.

Section 5.6 Stockholders’ Agreement. The Company, each other Investor and each stockholder of the Company listed on Section 3.2 of the Disclosure Schedule shall have executed and delivered the Stockholders’ Agreement, dated as of the date hereof substantially in the form of Exhibit C hereto (the “Stockholders’ Agreement”).

Section 5.7 Registration Rights Agreement. The Company and each other Investor shall have executed and delivered the Registration Rights Agreement, dated as of the date hereof, substantially in the form of Exhibit D hereto (the “Registration Rights Agreement”).

Section 5.8 Proprietary Information and Inventions Agreements. Each employee of and consultant to the Company shall have executed and delivered a proprietary information and inventions agreement substantially in the form of Exhibit E hereto.

Section 5.9 Option Agreement. The Company and each other Investor shall have executed and delivered an option agreement, dated as of the date hereof, substantially in the form of Exhibit F hereto (the “Option Agreement”).

Section 5.10 Opinion of Counsel to the Company. The Investors shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, addressed to the Investors, relating to the transactions contemplated herein, in form and substance reasonably satisfactory to each Investor and its counsel.

Section 5.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

Section 5.12 Compliance Certificate. The President of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the conditions specified in Sections 5.1, 5.2 and 5.4 have been fulfilled.

Section 5.13 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 5.14 Board of Directors. The directors of the Company shall be Messrs. Hynes, Barnicle, Doll and Barris.

Section 5.15 Management Rights Letters. The Company and DCM III, L.P., DCM III-A, L.P. and DCM Affiliates Fund III, L.P. shall each have entered into a Management Rights Letter in the form attached hereto as Exhibit G1; and the Company shall have executed and delivered to New Enterprise Associates 10, Limited Partnership a Management Rights Letter in the form attached hereto as Exhibit G2.

Section 5.16 Indemnification Agreement. The Company shall have entered into an Indemnification Agreement in the form attached hereto as Exhibit H with each member of the Board of Directors of the Company.

Section 6. Conditions to the Obligations of the Investors at any Subsequent Closing. The obligation of each Investor to purchase any Series A Shares at any Subsequent Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions:

Section 6.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects on and as of the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of that date, except for any representations and warranties that are made only as of a specified date, which representations and warranties need to be true and correct only as of such date.

Section 6.2 Performance. The Company shall have performed and complied with all covenants, agreements and conditions contained herein to be performed or complied with by the Company prior to or at such subsequent closing.

Section 6.3 No Litigation. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of the Investors or the Company threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by this Agreement.

Section 6.4 Adverse Change. Since the Balance Sheet Date, there shall have been no change in the business, affairs, properties, operations, assets or condition, financial or otherwise, of the Company which is reasonably likely to have a Material Adverse Effect.

Section 7. Conditions to the Obligations of the Company. The obligations of the Company to issue, sell and deliver the Series A Shares to each Investor at any Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions:

Section 7.1 Accuracy of Representations and Warranties. The representations and warranties of each Investor contained in Section 4 shall be true and correct on and as of the date of such Closing, with the same effect as though such representations and warranties had been made on and as of that date.

Section 7.2 Performance. Each Investor shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained herein required to be performed or complied with by such Investors prior to or at such Closing, including the delivery of the appropriate payment for the Series A Shares being purchased at such Closing.

Section 8. Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

Section 9. Publicity. Any public disclosure (other than pursuant to a legal requirement to disclose, including without limitation under securities laws) of the consummation of the transactions contemplated by this Agreement shall be made only with the mutual consent of the Company and Investors holding a two-thirds interest of the Series A Shares.

Section 10. Definitions. When used in this Agreement, the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“Board of Directors” means the board of directors of the Company.

“By-laws” shall mean, unless the context otherwise requires, the By-laws of the Company, as amended from time to time.

“Closing” means the Initial Closing and any subsequent closing occurring pursuant to Section 1.2(c).

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Shares” means shares of Common Stock issuable upon conversion of shares of Series A Preferred.

“Disclosure Schedule” means the disclosure schedule furnished to each Investor and counsel for the Investors that specifically identifies the relevant subsections of Section 3 hereof to which disclosure is made or exception taken and the nature of such disclosure or exception, which disclosures or exceptions shall be deemed to be representations and warranties as if made under Section 3 hereof.

“Initial Closing” means the initial sale and purchase, on the Initial Closing Date, of Series A Shares pursuant to Section 1.2(a) of this Agreement.

“Initial Closing Date” means the date of this Agreement, unless the Company and Investors acquiring in the aggregate more than half of the Series A Shares sold pursuant to the Initial Closing shall otherwise agree either orally or in writing.

“Intellectual Property” means all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (“Trademarks”); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, continuing prosecution applications, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom or from which priority may be claimed, utility models, patents of importation or confirmation, certificates of invention and like statutory rights (“Patents”); (iii) U.S. and foreign registered and unregistered copyrights (including any work of authorship in which copyright does or may subsist under the law of any jurisdiction), rights of publicity, and all registrations and applications to register the same (“Copyrights”); (iv) U.S. and foreign rights in any semiconductor chip product works or “mask works” as such term is defined in 17 U.S.C. § 901, et seq., and any registrations or applications therefor (“Mask Works”); (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, technology, inventions, and business information (“Trade Secrets”); (vi) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, Copyrights, Mask Works or Trade Secrets, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing (“Licenses”).

“Material Adverse Effect” means a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company and the Subsidiaries taken as a whole.

“Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

“Related Agreements” means, collectively, the Stockholders’ Agreement, the Registration Rights Agreement and the Option Agreement.

“Restated Charter” means the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Series X Preferred” means the Series X Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Subsidiary” means each corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

Section 11. Notices. Any and all notices, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either by hand, by facsimile or by expedited commercial carrier, addressed to the recipient of the notice, charges prepaid. All communications to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal. All such notices shall be addressed as follows:

If to the Company:	Neutral Tandem, Inc.
Two North LaSalle Street
Suite 1615
Chicago, IL 60602
Attention: James P. Hynes
Telephone: (312)384-8000
Facsimile: (312)346-3276

With a copy to:	Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Karen L. Linsley, Esq.
Telephone: (617)338-2871
Facsimile: (617) 338-2880

If to a Investor:	to such Investor’s address as set forth on Exhibit A hereto

or at such other address or addresses as may have been furnished in writing by any party to the others.

Notices and other communications provided in accordance herewith shall be deemed delivered on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which sent by facsimile with confirmation, (iii) the next business day if delivered by domestic overnight or express mail, courier or delivery service, or (iv) the third business day after the same shall have been sent by international overnight or express mail, courier or delivery service, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 12. Expenses. In connection with the transactions contemplated by this Agreement, the Company agrees to pay, at the Initial Closing, the reasonable fees and out-of-pocket expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to the Investors (such amount not to exceed $25,000).

Section 13. Miscellaneous.

Section 13.1 Entire Agreement. This Agreement, the Related Agreements and the Restated Charter represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

Section 13.2 Amendments and Waivers. This Agreement may only be amended with the consent of the Company and the holders of at least two-thirds of the Conversion Shares issued or issuable upon conversion of the Series A Shares purchased hereunder. Except as otherwise expressly set forth in this Agreement, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Conversion Shares issued or issuable upon conversion of the Series A Shares purchased hereunder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, any amendment or waiver that treats any Investor in a materially adverse manner that is different from any other Investor will require the separate approval of such Investor. Any amendment or waiver in accordance herewith shall be binding upon each party and each future holder of Series A Shares.

Section 13.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

Section 13.4 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

Section 13.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.

Section 13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights under this Agreement.

Section 13.8 Aggregation of Stock. All shares held or acquired by Affiliates shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

Section 13.9 Arbitration. Except as otherwise specifically provided herein, all disputes, controversies, claims or differences that may arise among the parties hereto out of or in relation to this Agreement (including questions as to whether a matter is governed by this arbitration provision) shall be settled solely and exclusively by arbitration (if good faith negotiations among the parties do not resolve such dispute, controversy, claim or difference within 60 days after notice of such dispute is received) conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All hearings and proceedings regarding arbitration shall take place in Chicago, Illinois, before a single arbitrator acceptable to both parties. The arbitrator shall be chosen from a panel of approved arbitrators of the American Arbitration Association. Reasonable discovery shall be allowed. The arbitrator shall abide by the clear and unambiguous terms of this Agreement in making a determination. The costs and fees of the arbitration, including reasonable attorneys’ fees of the parties, shall be allocated by the arbitrator taking into account the parties’ intent and agreement that the prevailing party in such dispute shall be entitled to an award of costs and expenses. The award rendered by the arbitrator shall be final and binding upon the parties. Judgment on the award may be entered in accordance with applicable law in any court having jurisdiction thereof. Nothing herein shall bar any party from obtaining injunctive relief as provided for in this Agreement or against other threatened conduct under rules of equity.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

NEUTRAL TANDEM, INC.

By:	/s/ Ron Gavillet
Name:	Ron Gavillet
Title:	EVP

INVESTORS:

DCM III, L.P.

By:	DCM Investment Management III, L.L.C. Its General Partner

By:	/s/ Dixon R. Doll
Name:	Dixon R. Doll
Title:	Managing Member

DCM III-A, L.P.

By:	DCM Investment Management III, L.L.C. Its General Partner

By:	/s/ Dixon R. Doll
Name:	Dixon R. Doll
Title:	Managing Member

DCM AFFILIATES FUND III, L.P.

By:	DCM Investment Management III, L.L.C. Its General Partner

By:	/s/ Dixon R. Doll
Name:	Dixon R. Doll
Title:	Managing Member

/s/ James P. Hynes
James P. Hynes

[signature page to Neutral Tandem, Inc. Stock Purchase Agreement]

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:	NEA Partners 10, Limited Partnership Its General Partners

By:	/s/ Nancy Dorman
Name:	Nancy Dorman
Title:	General Partner

NEA VENTURES 2003, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark
Name:	Pamela J. Clark
Title:	Vice President

/s/ Bob Hawk
Bob Hawk

[signature page to Neutral Tandem, Inc. Stock Purchase Agreement]